Exhibit 4.2

SECOND SUPPLEMENTAL INDENTURE

Dated as of March 7, 2017

to

INDENTURE

Dated as of March 28, 2016

among

BOYD GAMING CORPORATION, as Issuer,

the Guarantors named therein, as Guarantors,

and

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

6.375% Senior Notes due 2026

SECOND SUPPLEMENTAL INDENTURE, dated as of March 7, 2017 (this “Supplemental Indenture”), among Boyd Gaming Corporation, a Nevada corporation (the “Issuer”), the Guarantors named on the signature pages hereto (the “Guarantors”), the Additional Guarantors named on the signature pages hereto (the “Additional Guarantors”), and Wilmington Trust, National Association, as trustee (the “Trustee”).

WHEREAS, the Issuer and the Guarantors have heretofore executed and delivered to the Trustee an Indenture (as amended by the First Supplemental Indenture hereinafter defined, the “Indenture”), dated as of March 28, 2016, and a First Supplemental Indenture (the “First Supplemental Indenture”), dated as of December 16, 2016, providing for the issuance of the Company’s 6.375% Senior Notes due 2026 (the “Notes”); and

WHEREAS, subsequent to the execution of the First Supplemental Indenture, the Indenture and the issuance of the Notes, the Additional Guarantors have become guarantors under the Credit Agreement; and

WHEREAS, pursuant to and as contemplated by Sections 4.09 and 9.01 of the Indenture, the parties hereto desire to execute and deliver this Supplemental Indenture for the purpose of providing for each Additional Guarantor to expressly assume all the obligations of a Guarantor under the Notes and the Indenture;

NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the other and for the equal and ratable benefit of the Holders of the Notes, as follows:

I.

ASSUMPTION OF GUARANTEES

Each Additional Guarantor, as provided by Section 4.09 of the Indenture, jointly and severally, hereby unconditionally expressly assumes all of the obligations of a Guarantor under the Notes and the Indenture to the fullest as set forth in Article 10 of the Indenture; and each Additional Guarantor may expressly exercise every right and power, and shall have every obligation, of a Guarantor under the Indenture with the same effect as if it had been named a Guarantor therein.

II.

MISCELLANEOUS PROVISIONS

A. Terms Defined.

For all purposes of this Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

B. Indenture.

Except as amended hereby, the First Supplemental Indenture, the Indenture and the Notes are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

C. Governing Law.

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK,

WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

D. Successors.

All agreements of the Company, the Guarantors and the Additional Guarantors in this Supplemental Indenture, the Notes and the Note Guarantees shall bind their respective successors. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

E. Duplicate Originals.

The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

F. Trustee Disclaimer.

The Trustee is not responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein.

[signatures on following pages]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ISSUER:

BOYD GAMING CORPORATION

By: /s/ Brian A. Larson
Name: Brian A. Larson
Title: Executive Vice President, Secretary and General Counsel

EXISTING GUARANTORS:

BOYD ATLANTIC CITY, INC.
BOYD TUNICA, INC.
BLUE CHIP CASINO, LLC
CALIFORNIA HOTEL AND CASINO
TREASURE CHEST CASINO, L.L.C.
RED RIVER ENTERTAINMENT OF SHREVEPORT, L.L.C.
BOYD RACING, L.L.C.
PAR-A-DICE GAMING CORPORATION
COAST CASINOS, INC.
COAST HOTELS AND CASINOS, INC.
SAM-WILL, INC.
M.S.W., INC.
CALIFORNIA HOTEL FINANCE CORPORATION
BOYD ACQUISITION, LLC
BOYD LOUISIANA RACING, L.L.C.
BOYD BILOXI, LLC
BOYD ACQUISITION I, LLC
BOYD ACQUISITION II, LLC
PENINSULA GAMING, LLC
BELLE OF ORLEANS, L.L.C.
DIAMOND JO, LLC
DIAMOND JO WORTH, LLC
KANSAS STAR CASINO, LLC
THE OLD EVANGELINE DOWNS, L.L.C.

By: /s/ Brian A. Larson
Name: Brian A. Larson
Title: Secretary or Assistant Secretary of each Guarantor listed above

ADDITIONAL GUARANTORS:

ALST CASINO HOLDCO LLC
ALIANTE GAMING, LLC
THE CANNERY HOTEL AND CASINO, LLC
NEVADA PALACE, LLC

By: /s/ Brian A. Larson
Name: Brian A. Larson
Title: Executive Vice President and Secretary

TRUSTEE:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee

By: /s/ Shawn Goffinet
Name: Shawn Goffinet
Title: Assistant Vice President